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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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  AT NORTHFIELD LABORATORIES:      AT FRB | WEBER SHANDWICK:
  Steven A. Gould, M.D.            Lisa Fortuna           Cindy Martin
  Chief Executive Officer          Investors              Media
  (847) 864-3500                   (312) 640-6779         (312) 640-6741


FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 4, 2002

            ISS RECOMMENDS VOTING "FOR" NORTHFIELD DIRECTOR NOMINEES

EVANSTON, ILLINOIS, SEPTEMBER 4, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS: NFLD) today announced that Institutional Shareholder Services, the nation's leading independent voting advisory firm, has recommended that its clients vote in favor of Northfield's seven director nominees at the annual meeting of shareholders to be held on September 13, 2002.

ISS, whose voting analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States, stated, "The company is at a critical stage in its development. Management's primary goal is to resolve the FDA status for PolyHeme. As such, it is vital for the board to be equipped with highly qualified directors who have the appropriate expertise. In comparison to Mr. Coates's slate, it appears that management's new nominees provide more relevant expertise to the board. Furthermore, there is no compelling evidence to suggest that the board needs to be overseen by a dissident slate of independent directors."

ISS also advised its members to discard the white proxy cards distributed by dissident shareholder C. Robert Coates.

Steven A. Gould, M.D., Northfield's Chairman and Chief Executive Officer, said, "We are gratified that ISS, after carefully considering the positions of both Northfield and Mr. Coates, has recommended that its members support the Company's director nominees. We view the ISS analysis as an important, independent confirmation of the Board's continuing effort to protect and enhance value for all Northfield shareholders."

Dr. Gould urged shareholders to act today by signing, dating and returning their BLUE proxy cards.

Northfield Laboratories Inc. is a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

             VISIT THE NORTHFIELD WEBSITE AT: www.northfieldlabs.com


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